QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.1

OCCIDENTAL PETROLEUM CORPORATION

UNDERWRITING AGREEMENT

August 15, 2011

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

as Representatives of the several Underwriters

Ladies and Gentlemen:

        Occidental Petroleum Corporation, a Delaware corporation (the "Company"), confirms its agreement with the underwriters listed on Schedule A (collectively the "Underwriters," which term also includes any underwriter substituted as hereinafter provided in Section 11) with respect to the issue and sale by the Company of (i) $1,250,000,000 aggregate principal amount of the Company's 1.750% Senior Notes due 2017 (the "2017 Notes") and (ii) $900,000,000 aggregate principal amount of the Company's 3.125% Senior Notes due 2022 (the "2022 Notes" and, together with the 2017 Notes, the "Notes") and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts of Notes set forth opposite their names on Schedule A. The Notes are to be issued pursuant to an indenture, dated as of August 18, 2011 (the "Indenture," which term, for purposes of this Agreement, includes the Officers' Certificate with respect to the Notes delivered pursuant to Section 301 of the Indenture), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"). Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC will be the representatives of the Underwriters (the "Representatives;" in the event that there is only one such representative, then all references herein to the "Representatives" are deemed to mean and refer to such single representative, mutatis mutandis).

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-176308) for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement became effective upon filing with the Commission pursuant to Rule 462(e)

of the 1933 Act Regulations, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as amended by any subsequent post-effective amendments thereto) and the prospectus dated August 15, 2011 (the "Base Prospectus"), together with the final prospectus supplement dated August 15, 2011 (the "Final Prospectus Supplement") relating to the Notes, including, in each case, all Incorporated Documents (as hereinafter defined) and, solely in the case of any such registration statement, the information that is deemed pursuant to Rule 430B of the 1933 Act Regulations to be part of such registration statement ("Rule 430B Information"), are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that, if any revised prospectus or any revised or additional prospectus supplement filed by the Company is provided to the Underwriters by the Company for use in connection with the offering of the Notes (including for delivery upon request of purchasers of Notes pursuant to Rule 173 of the 1933 Act Regulations), the term "Prospectus" will refer to such revised prospectus or any such revised or additional prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. As used herein, the term "preliminary prospectus" means any prospectus supplement filed by the Company relating to the Notes that is captioned "Subject to Completion" or "preliminary prospectus supplement" or that has a similar caption, together with the Base Prospectus, including all Incorporated Documents, it being understood that all references herein to a "preliminary prospectus" include, without limitation, the Statutory Prospectus (as defined below). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus is deemed to refer to and include the documents, financial statements and schedules incorporated, or deemed to be incorporated, by reference therein (other than information in such documents, financial statements and schedules that is deemed not to be filed) pursuant to Item 12 of Form S-3 under the 1933 Act, and any reference to any amendment or supplement to the Registration Statement, any preliminary prospectus or the Prospectus is deemed to refer to and include any documents, financial statements and schedules filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and so incorporated, or deemed to be incorporated, by reference (other than information in such documents, financial statements and schedules that is deemed not to be filed) (such incorporated documents, financial statements and schedules being herein called the "Incorporated Documents"). Notwithstanding the foregoing, for purposes of this Agreement any prospectus supplement prepared or filed with respect to an offering pursuant to the Registration Statement of any securities other than the Notes will not be deemed to have supplemented any preliminary prospectus or the Prospectus and the information therein will not be deemed Rule 430B Information. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any preliminary prospectus, or to any Issuer Free Writing Prospectus, Issuer General Use Free Writing Prospectus or Issuer Limited Use Free Writing Prospectus (as such terms are hereinafter defined) or to any amendment or supplement to any of the foregoing are deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

SECTION 1.    Representations and Warranties.

The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Time referred to in Section 2(b), as follows:

  (a)    Offering Qualifications. (i)    At the respective times of filing the Registration Statement and any post-effective amendments thereto,

          (ii)   at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and

          (iii)  at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the 1933 Act Regulations:

            (A)  the Company was or is (as the case may be) a "well-known seasoned issuer," as defined in Rule 405 of the 1933 Act Regulations ("Rule 405"), including not having been and not being an "ineligible issuer" as defined in Rule 405;

            (B)  the Registration Statement is an "automatic shelf registration statement," as defined in Rule 405, that initially became effective within three years of the date of this Agreement; and

            (C)  the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

  (b)    Not Ineligible.    At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes, the Company was not and is not an "ineligible issuer," as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an "ineligible issuer."

  (c)    Incorporated Document Compliance. (i)    The Incorporated Documents filed with the Commission subsequent to December 31, 2010, when they were filed (or, if an amendment with respect to any such Incorporated Document was filed, when such amendment was filed) with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and

          (ii)   any Incorporated Documents filed subsequent to the date of this Agreement and prior to notice from the Representatives to the Company (which notice shall be given promptly and may be given by e-mail), of the termination of the offering of the Notes ("Offering Termination Notice;" the date on which an Offering Termination Notice is delivered to the Company, the "Offering Termination Notice Date"), will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations. The parties understand and agree that the Representatives need not deliver an Offering Termination Notice to the Company (A) so long as any Underwriter owns an unsold allotment of Notes purchased pursuant to this Agreement or (B) so long as delivery of a prospectus or, in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Regulations is required (1) in connection with sales or solicitations of offers to purchase Notes or (2) due to a request of any purchaser of Notes pursuant to Rule 173 of the 1933 Act Regulations.

  (d)    Registration Statement and Prospectus Compliance. (i)    The Registration Statement, at (A) its original effective date and the effective date of each post-effective amendment thereto, if any, and (B) each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, complied and will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and

          (ii)   the Prospectus relating to the Notes, as of its date, as of the date of any supplement to the Prospectus and as of the Closing Date, complied and will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

  (e)    10b-5 Compliance and No Free Writing Prospectus Conflict. (i)    As of the Applicable Time, neither

    (x) the Final Term Sheet (as defined below), any other Issuer General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the "General Disclosure Package"), nor

    (y) any individual Issuer Limited Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package:

    included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ii)   Each Issuer Free Writing Prospectus complied and, except during such time, if any, as the Company shall have suspended the use of such Issuer Free Writing

  Prospectus as contemplated by Section 4(e)(ii), will comply with the requirements of Rule 433(c)(1) of the 1933 Act Regulations.

    As used in this subsection and elsewhere in this Agreement:

            "Applicable Time" means 4:30 p.m. (New York City time) on August 15, 2011 or such other time as agreed by the Company and the Representatives.

            "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 of the 1933 Act Regulations ("Rule 433"), relating to the Notes that (i) is required to be filed with the Commission by the Company, (ii) is a "road show" that constitutes a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering thereof that does not reflect the final terms, in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

            "Issuer General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule C.

            "Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

            "Statutory Prospectus" means the Base Prospectus and the preliminary prospectus supplement dated August 15, 2011 relating to the Notes, including the Incorporated Documents.

The foregoing representations and warranties in subsection 1(d) (except as it relates to compliance as to form) and (e) do not apply to statements or omissions in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriters through the Representatives expressly for use therein or to those parts of the Registration Statement which constitute the Trustee's Statements of Eligibility and Qualification on Form T-1 under the 1939 Act (collectively, the "Form T-1").

        (f)    Documents Authorized and Accurately Summarized.    This Agreement, the Indenture and the Notes have been duly authorized by the Company and, to the extent described in the General Disclosure Package or the Prospectus, are fairly and accurately summarized therein in all material respects.

        (g)    Indenture and Notes Enforceable.    The Indenture has been duly qualified under the 1939 Act and, at the Closing Time, will have been duly executed and delivered by the Company and (assuming the due execution and delivery thereof by the Trustee) is, and the Notes (when issued by the Company and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters) will have been duly executed and delivered by the Company and will be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (x) as such enforceability may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, (B) the applicability or effect of any fraudulent transfer, preference or similar law, (C) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct and (y) that the waiver contained in Section 515 of the Indenture may be deemed unenforceable.

        (h)    Notes Entitled to Indenture Benefits.    The Notes (when issued by the Company and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters) will be entitled to the benefits of the Indenture (subject to the exceptions set forth in the preceding sentence).

  (i)    Corporate Representations. (i)    The Company and each of Occidental Chemical Holding Corporation, a California corporation, and Occidental Oil and Gas Holding Corporation, a California corporation formerly known as Occidental Oil and Gas Corporation (each a "Principal Domestic Subsidiary" and collectively the "Principal Domestic Subsidiaries"), is a validly existing corporation in good standing under the laws of its state of incorporation.

          (ii)   The Company and each Principal Domestic Subsidiary:

      (x) has requisite corporate power and corporate authority to own its respective properties and carry on its respective business as presently conducted, as described in the General Disclosure Package and the Prospectus, and

      (y) is duly registered or qualified to conduct business, and is in good standing, in each jurisdiction in which it owns or leases property or transacts business and in which such registration or qualification is necessary, except as to jurisdictions where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (iii)  All of the outstanding capital stock or other securities evidencing equity ownership of each Principal Domestic Subsidiary:

      (x) have been duly authorized and validly issued and are fully paid and non-assessable, and

      (y) except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company, directly or indirectly through subsidiaries, free and clear of any security interest, claim, lien or encumbrance.

        (j)    Material Adverse Change.    Except as contemplated in the General Disclosure Package and the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, unless the Company has notified the Underwriters as provided in Section 4(e), there has not been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the consolidated financial condition or consolidated results of operations of the Company and its subsidiaries, taken as a whole.

        (k)    No Violation of Charter, Contracts or Orders.    The execution and delivery of this Agreement by the Company, the issuance and sale of the Notes and the performance by the Company of its obligations under this Agreement and the Indenture do not and will not violate or constitute a breach of or a default (with the passage of time or otherwise) under:

          (i)    the Restated Certificate of Incorporation or Bylaws of the Company, in each case, as amended,

          (ii)   any agreement or instrument (which is, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole) to which the Company or any Principal Domestic Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Principal Domestic Subsidiary is subject or

          (iii)  any order of any court or governmental agency or authority (which is, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole) presently in effect and applicable to the Company or any Principal Domestic Subsidiary.

        (l)    Governmental Consents.    Except for orders, permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions, including jurisdictions outside the United States, or required of any securities exchange on which any of the Notes might be listed, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Notes.

        (m)    Financial Statements.    The consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, or incorporated therein by reference, fairly present in all material respects the consolidated financial position and results of operations of the entities to which such statements relate at the respective dates and for the respective periods to which they apply. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth in the Registration Statement, the General Disclosure Package and Prospectus.

        (n)    Disclosure Controls and Procedures.    The Company maintains "disclosure controls and procedures" (as defined in Rule 13a-15(e) of the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

        (o)    Internal Controls.    The Company maintains "internal control over financial reporting" (as defined in Rule 13a-15(f) of the 1934 Act) that have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that include those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with the authorizations of management and the directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material adverse effect on the Company's financial statements.

        Any certificate signed by any officer of the Company and delivered to the Underwriters, the Representatives or counsel for the Underwriters in connection with the transactions contemplated in this Agreement will be deemed a representation and warranty by the Company to the Underwriters as to the matters covered by such certificate as of its date.

SECTION 2.    Sale and Delivery to the Underwriters; Closing.

        (a)    Purchase and Sale.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company (i) at 98.696% of the principal amount thereof, the principal amount of the 2017 Notes set forth on Schedule A opposite the name of such Underwriter and (ii) at 97.643% of the principal amount thereof, the principal amount of the 2022 Notes set forth on Schedule A opposite the name of such Underwriter.

        (b)    Closing Time.    Payment of the purchase price for, and delivery of, the Notes will be made at the offices of Sidley Austin LLP, 555 California Street, 20th Floor, San Francisco, California, 94104, or at such other place as will be agreed upon by the Underwriters and the Company, at 10:00 a.m., New York City time, on August 18, 2011 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as is agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment will be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (the "Global Notes") to be purchased by them. It is understood that each Underwriter has authorized the Representatives for its respective account, to accept delivery of, and receipt for, and make payment of the purchase price for, the Notes which such Underwriter has agreed to purchase. The Global Notes will be made available for examination and packaging by the Underwriters not later than 10:00 a.m. New York City time on the last business day prior to Closing Time.

        (c)    No Fiduciary Relationship.    The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted its own respective advisors concerning such matters to the extent it deemed appropriate, and the Underwriters will have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or any other matters relating to such transactions, has been and will be performed solely for the benefit of the Underwriters and not on behalf of the Company.

SECTION 3.    Foreign Offerings.

        Each Underwriter, severally and not jointly, represents and agrees that:

        (a)   it has not solicited, and will not solicit, offers to purchase any of the Notes from,

        (b)   it has not sold, and will not sell, any of the Notes to, and

        (c)   it has not distributed, and will not distribute, the General Disclosure Package or the Prospectus to, any person or entity in any jurisdiction outside of the United States (collectively "Foreign Offers and Sales") except, in each case, in compliance in all material respects with all applicable laws and, in connection with the initial offering of, or subscription for, any of the Notes, in full compliance with the requirements and procedures, if any, established by, and subject to any exceptions granted by, the Company, in an email or other writing delivered to the Representatives, with respect to any such Foreign Offers and Sales. For the purposes of this paragraph, "United States" means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico) and other areas subject to its jurisdiction.

        In particular and without limiting the generality of the foregoing:

          (i)    Each Underwriter, severally and not jointly, agrees to distribute, in connection with any Foreign Offers and Sales, only those Prospectuses used in connection therewith that have been appropriately "stickered" for use in the jurisdiction in which such Foreign Offers and Sales are to be made.

          (ii)   With respect to the United Kingdom, each Underwriter represents and agrees, severally and not jointly, that: (A) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended ("FSMA")) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA would not apply to the Company; and (B) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

          (iii)  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Underwriter represents and agrees, severally and not jointly, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Notes to the public in that Relevant Member State other than:

            (A)  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

            (B)  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

            (C)  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this subparagraph (iii), the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

SECTION 4.    Covenants of the Company.

        The Company covenants with each Underwriter as follows:

        (a)    Notice of Certain Events.    Prior to the Offering Termination Notice Date, the Company will notify the Underwriters promptly of:

          (i)    the effectiveness of any post-effective amendment to the Registration Statement (other than a post-effective amendment relating solely to an offering of securities other than the Notes),

          (ii)   the transmittal to the Commission for filing of any supplement to any preliminary prospectus or the Prospectus (other than an amendment or supplement relating solely to an offering of securities other than the Notes) or any document to be filed pursuant to the 1934 Act which would be incorporated by reference in the Prospectus,

          (iii)  the receipt of any comments from the Commission with respect to the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus,

          (iv)  any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus or for additional information (other than any amendment or supplement to a prospectus relating solely to an offering of securities other than the Notes),

          (v)   the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and

          (vi)  any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes.

        If any stop order is issued, the Company will use its reasonable best efforts to obtain the lifting thereof at the earliest possible moment.

        (b)    Payment of Commission Fees.    The Company will pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the "Calculation of Registration Fee" table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus or prospectus supplement filed pursuant to Rule 424(b)).

        (c)    Notice of Certain Proposed Filings.    Prior to Offering Termination Notice Date, the Company will:

          (i)    give the Underwriters advance notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus (other than an amendment or supplement to a prospectus relating solely to an offering of securities other than the Notes),

          (ii)   furnish the Underwriters with copies of any such amendment or supplement, and

          (iii)  not file any such amendment or supplement of which the Underwriters have not previously have been advised or to which the Representatives reasonably object in writing, unless, in the judgment of the Company and its counsel, such amendment or supplement is necessary to comply with law.

        (d)    Copies of the Registration Statement and the Prospectus.    The Company will deliver to each of the Underwriters one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto relating to the Notes (including the Incorporated Documents and any exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request. The Company will furnish to the Underwriters as many copies of the Prospectus (as amended or supplemented) and any Issuer Free Writing Prospectuses as the Underwriters reasonably request prior to Offering Termination Notice Date.

        (e)    Revisions of Prospectus—Material Changes.    Prior to the Offering Termination Notice Date,

          (i)    if (x) any event occurs or condition exists as a result of which it is necessary, in the opinion of counsel for the Company and of counsel for the Underwriters, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, or (y) it is necessary, in the opinion of such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations:

            (A)  prompt notice will be given, and confirmed in writing, to the Underwriters, and

            (B)  the Company will promptly prepare and file an amendment or supplement to the Prospectus so that the Prospectus, as amended or supplemented, will (1) not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to the Underwriters or (2) comply with the requirements of the 1933 Act or the 1933 Act Regulations, as applicable.

          (ii)   if at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which (x) such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or any preliminary prospectus or (y) when considered together with the General Disclosure Package, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission and shall promptly provide such amended or supplemented Issuer Free Writing Prospectus to the Underwriters. Such notification from the Company to the Underwriters shall direct the Underwriters to suspend use of such Issuer Free Writing Prospectus until the Company shall have provided the Underwriters an amended or supplemented Issuer Free Writing Prospectus as contemplated above, in which case the Underwriters will cease using such Issuer Free Writing Prospectus until such time as the Company shall have provided them such amended or supplemented Issuer Free Writing Prospectus.

        The foregoing covenants in this Section 4(e) do not apply to statements or omissions in the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriters through the Representatives expressly for use therein or in any Form T-1.

        (f)    Earnings Statements.    The Company will make generally available to its security holders a consolidated earnings statement (which need not be audited) covering a period of at least twelve months commencing after the Closing Time, as soon as is reasonably practicable after the end of such period, which earnings statement will satisfy the provisions of Section 11(a) of the 1933 Act (and at the option of the Company, Rule 158 of the 1933 Act Regulations).

        (g)    Blue Sky Qualifications.    The Company will endeavor, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may reasonably designate (provided no registration will be required in any jurisdiction outside the United States), and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company will promptly notify the Underwriters of any suspension of any such qualifications; and provided, further, that the Company will not be obligated to register or qualify as a foreign corporation or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

        (h)    Filing of Prospectus; Preparation of Final Term Sheet.

          (i)    The Company will prepare a final term sheet (the "Final Term Sheet") reflecting the final terms of the Notes, which will be substantially in the form set forth in Schedule B but may also include credit ratings information with respect to the Notes, and will file such Final Term Sheet, in a form approved by the Representatives, as an "issuer free writing prospectus" pursuant to Rule 433 prior to the close of business within two business days after the date of this Agreement.

          (ii)   The Company will prepare and file or transmit for filing with the Commission within the time period specified by Rule 424(b) of the 1933 Act Regulations (without reliance on Rule 424(b)(8)), the Prospectus containing the terms of the Notes and such other information as the Representatives and the Company deem appropriate.

        (i)    Issuer Free Writing Prospectuses.    (i) The Company represents and agrees that, unless it obtains the prior consent of the Representatives (which will not be unreasonably withheld or delayed), and (ii) each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives (which will not be unreasonably withheld or delayed), it has not made and will not make any offer relating to the Notes that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed by the Company with the Commission or retained by the Company pursuant to Rule 433; provided that the Company consents to the use by any Underwriter of a free writing prospectus that:

          (i)    is not an "issuer free writing prospectus" as defined in Rule 433, and

          (ii)   contains only:

      (x) information describing the preliminary terms of the Notes or their offering,

      (y) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet contemplated in Section 4(h) of this Agreement, or

      (z) contains comparable bond price or similar information that (in the case of this clause (z) only) is not "issuer information," as defined in Rule 433.

Any such free writing prospectus as to which consent has been given by the Representatives or by the Company and the Representatives, as the case may be, is referred to as a "Permitted Free Writing Prospectus." Without limiting the effect of the prior sentence, it is agreed that the Final Term Sheet and any Issuer Free Writing Prospectus listed on Schedule C is a Permitted Free Writing Prospectus.

SECTION 5.    Payment of Expenses.

        The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

        (a)   The preparation and filing of the Registration Statement and all amendments thereto, the General Disclosure Package, each preliminary prospectus and the Prospectus and any amendments or supplements thereto and all Incorporated Documents;

        (b)   The preparation, filing and printing of this Agreement;

        (c)   The preparation, printing, issuance and delivery of the Notes;

        (d)   The reasonable fees and disbursements of the Trustee and its counsel and of any calculation agent or exchange rate agent in connection with the Indenture and the Notes;

        (e)   The qualification of the Notes under securities laws in accordance with the provisions of Section 4(g), including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey and any legal investment survey;

        (f)    The printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the General Disclosure Package, each preliminary prospectus and the Prospectus and any amendments or supplements thereto relating to the Notes, and the delivery by the Underwriters of the General Disclosure Package, each preliminary prospectus and the Prospectus and any amendments or supplements thereto, in each case as they relate to the Notes or to sales or solicitations of offers to purchase the Notes prior to Offering Termination Notice Date;

        (g)   The preparation, printing and delivery to the Underwriters of copies of the Indenture; and

        (h)   Any fees charged by rating agencies for the rating of the Notes.

        If this Agreement is terminated pursuant to any of the provisions of this Agreement (otherwise than by notice given by the Underwriters in connection with the occurrence of any event set forth in clauses (ii) through (iv) of Section 10(a) or pursuant to Section 11), the Company will reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with this Agreement and the offering of the Notes contemplated hereby.

SECTION 6.    Conditions of Underwriters' Obligations.

        The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company herein and the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions of this Agreement, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a)    Registration Statement and Prospectus.    The Registration Statement and any post-effective amendments thereto will have become effective under the 1933 Act and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will be instituted or to the knowledge of the Company or the Underwriters, threatened or contemplated by the Commission; and no stop order suspending the sale of the Notes in any jurisdiction designated by the Underwriters pursuant to Section 4(g) will have been issued and no proceedings for that purpose will have been instituted, or to the knowledge of the Company or the Underwriters, threatened or be contemplated. The Final Term Sheet and the Prospectus referred to in Section 4(h) of this Agreement will have been transmitted to the Commission for filing pursuant to Rule 433 and Rule 424(b) (without reliance on Rule 424(b)(8)), respectively, of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company will have provided evidence satisfactory to the Underwriters of such timely filing, and all requests of the Representatives for additional information will have been complied with to the reasonable satisfaction of the Representatives.

          (b)    Opinion of Company Counsel.    The Underwriters will have received an opinion from Kendrick F. Royer, Esq., Counsel for the Company, dated as of the Closing Time and in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A (and including customary qualifications, assumptions and limitations), and an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, dated as of the Closing Time and in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B (and including customary qualifications, assumptions and limitations).

          (c)    Opinion of Underwriters' Counsel.    The Underwriters will have received an opinion from Sidley Austin LLP, counsel to the Underwriters, dated as of the Closing Time and in form and substance satisfactory to the Representatives.

          (d)    Officer's Certificate.    Except as contemplated in the Prospectus and the General Disclosure Package or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, at the Closing Time, there will not have been, since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus or the General Disclosure Package, any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the consolidated financial condition or consolidated results of operations of the Company and its subsidiaries, taken as a whole. The Underwriters will have received a certificate signed by an officer of the Company, dated as of the Closing Time, to the effect (i) that there has been no such material adverse change, (ii) that the representations and warranties of the Company contained in Section 1 (other than Section 1(j)) are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions required by this Agreement or the Indenture on its part to be performed or satisfied at or prior to the date of such certificate and (iv) that (x) no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and the Registration Statement, (y) to the knowledge of such officer, the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes and (z) to the knowledge of such officer, no proceedings for any of the foregoing purposes have been instituted or are pending or are contemplated by the Commission.

          (e)    Comfort Letter.    On the date of this Agreement, the Underwriters will have received a letter from the Company's independent registered public accounting firm, dated as of the date of this Agreement and in form and substance satisfactory to the Representatives, containing statements and information of a type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration

  Statement, the General Disclosure Package and the Prospectus; and, if financial statements for any assets, business or entity acquired by the Company are included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, the Underwriters will have received a similar "comfort letter" from an independent registered public accounting firm, dated as of the date of this Agreement and in form and substance satisfactory to the Representatives, with respect to such financial statements and any financial information with respect to such assets, business or entity, as the case may be, contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

          (f)    Subsequent Delivery of Comfort Letter.    At the Closing Time, the Underwriters will have received from each independent registered public accounting firm which delivered a letter pursuant to subsection 6(e), a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection 6(e), except that the specified date referred to will be a date not more than five days prior to the Closing Time.

          (g)    Other Documents.    At the Closing Time, counsel for the Underwriters will have been furnished with such documents as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Notes as herein contemplated and supporting proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained in this Agreement.

        If any condition specified in this Section 6 remains unfulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and any such termination will be without liability of any party to any other party, except that the acknowledgements and agreements in Section 2(c), the provisions of Section 5, and the indemnity and contribution agreements set forth in Sections 7 and 8 and the provisions of Section 14 will remain in effect.

SECTION 7.    Indemnification.

        (a)    Indemnification of the Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter, each officer and director of each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection 7(c), the reasonable fees and disbursements of counsel chosen by the Representatives), as incurred, insofar as such loss, liability, claim, damage or expense arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)   against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection 7(c), the reasonable fees and disbursements of counsel chosen by the Representatives), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, insofar as such loss, liability, claim, damage or expense arises out of any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii)  against any and all expense whatsoever (including, subject to the limitations set forth in subsection 7(c), the reasonable fees and disbursements of counsel chosen by the Representatives), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

provided, however, that this indemnity will not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1 under the 1939 Act filed as an exhibit to the Registration Statement; or (B) as to which such Underwriter may be required to indemnify the Company pursuant to the provisions of subsection (b) of this Section 7.

        (b)    Indemnification of the Company.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, such preliminary prospectus, the General Disclosure Package, such Issuer Free Writing Prospectus or the Prospectus (or such amendment or supplement).

        (c)    General.

          (i)    In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) is brought against any Underwriter, any officer or director of such Underwriter or any person controlling such Underwriter, based upon the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) and with respect to which indemnity may be sought against the Company pursuant to this Section 7, such Underwriter, officer, director or controlling person will promptly notify the Company in writing, and the Company will assume the defense thereof, including the employment of counsel reasonably satisfactory to the Representatives and payment of all expenses. Failure to give such notice will not relieve the Company from any liability under this Section 7 to the extent it is not materially prejudiced as a result thereof and in any event will not relieve it from any liability which it may have otherwise than on account of the indemnity contained in this Section 7 . Any such Underwriter, any such officer or director or any such controlling person will have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel will be at the expense of such Underwriter, such officer or director or such controlling person, unless (A) the employment of such counsel has been specifically authorized in writing by the Company, (B) the Company has failed to assume the defense and employ reasonably satisfactory counsel or (C) the named parties to any such action, suit or proceeding (including any impleaded parties) include such Underwriter, such officer or director or such controlling person and the Company, and such Underwriter, such officer or director or such controlling person has been advised by such counsel that there may be one or more legal defenses available to it that are different from, or additional to, those available to the Company (in which case, if such Underwriter, such officer or director or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company will not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter, such officer or director or such controlling person, it being understood, however, that the Company will not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of attorneys acting as local counsel) for all such Underwriters, all such officers and directors and all such controlling persons, which firm will be designated in writing by the Representatives, on behalf of all of such Underwriters, all such officers and directors and such controlling persons).

          (ii)   In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) is brought against the Company, any of the Company's directors or officers, or any person controlling the Company, with respect to which indemnity may be sought against any Underwriter pursuant to this Section 7, such Underwriter will have the rights and duties given to the Company by subsection 7(c)(i) with respect thereto (provided that, notwithstanding the foregoing, any authorization of the nature specified in clause (A) of subsection Section 7(c)(i) may be given only by the Representatives and copies of all notices given by the Company, any such officer or director or any such controlling person of the nature specified in such subsection 7(c)(i) will also be sent to the Representatives), and the Company, such directors and officers and any such controlling persons will have the rights and duties given to the Underwriters by subsection 7(c)(i) with respect thereto, it being understood, however, that the Underwriters will not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of attorneys acting as local counsel) for the Company, all such officers and directors and all such controlling persons, which firm will be designated in writing by the Company, on behalf of the Company, all such officers and directors and such controlling persons.

SECTION 8.    Contribution.

        In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 is for any reason held to be unenforceable with respect to the indemnified parties, although applicable in accordance with its terms, the Company and the Underwriters will contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages and expenses. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, will be deemed to be in the same proportions as the total net proceeds from the sale of the Notes (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, bear to the total price to public of the Notes as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Notes set forth opposite their names in Schedule A, and not joint. Notwithstanding the provisions of this Section 8, no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed by the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each officer and director of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act will have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act will have the same rights to contribution as the Company. Any party entitled to contribution hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought

(with, in the case of any notice given by the Company or any of its officers, directors or controlling persons, a copy to the Representatives), but the omission to so notify such party or parties will not relieve the party or parties from whom contribution may be sought from any obligation under this Section 8 to the extent it or they are not materially prejudiced as a result thereof and in any event will not relieve it or them from any other obligation it or they may have otherwise than under this Section 8.

SECTION 9.    Representations, Warranties and Agreements to Survive Delivery.

        All representations, warranties and agreements contained in this Agreement (including, without limitation, the provisions of Sections 7 and 8), or contained in certificates signed by any officer of the Company and delivered to the Underwriters, the Representatives or counsel for the Underwriters in connection with the transactions contemplated in this Agreement, will remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer or director of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and will survive delivery of and payment for any of the Notes.

SECTION 10.    Termination.

        (a)   The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if between the date of this Agreement and the Closing Time:

          (i)    there has been any material adverse change in the consolidated financial condition of the Company and its subsidiaries, taken as a whole,

          (ii)   there has occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, in each case set forth in this clause (ii) the effect of which, individually or in the aggregate, shall be such as to make it, in the reasonable judgment of the Representatives, impracticable to market or to enforce contracts for sale of the Notes,

          (iii)  trading in any securities of the Company has been suspended by the Commission or a national securities exchange in the United States, or if trading generally on the New York Stock Exchange has been suspended or settlement has been materially disrupted, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, or

          (iv)  any of Standard & Poor's Corporation and Moody's Investors Service, Inc. (or any of their respective successors) has publicly announced that it has (A) placed the Notes or the Company's unsecured senior long term debt generally on what is commonly termed a "watch list" for possible downgrading or (B) downgraded the Notes or the Company's unsecured senior long term debt generally.

        (b)   If this Agreement is terminated pursuant to this Section, such termination will be without liability of any party to any other party except as provided in Section 5.

SECTION 11.    Default by One or More of the Underwriters.

        If one or more of the Underwriters fails at the Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Notes"), the non-defaulting Underwriters will have the right, within 24 hours thereafter, to make arrangements for one or more of such non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided however, that if such non-defaulting Underwriters have not completed such arrangements within such 24-hour period, then:

          (a)   if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes, the non-defaulting Underwriters will be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b)   if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the acknowledgements and agreements in Section 2(c), the provisions of Section 5, and the indemnity and contribution agreements set forth in Sections 7 and 8 and the provisions of Section 14 will remain in effect.

        No action pursuant to this Section will relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company will have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. The term "Underwriter" as used in this Agreement will include any underwriter substituted for a defaulting Underwriter.

SECTION 12.    Notices.

        All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication or, in the case of an Offering Termination Notice, if given to the Company by e-mail which is not returned undeliverable. Notices to the Underwriters and the Representatives must be directed to them at Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: 646-834-8133), Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel (fax: 212-816-7912) and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-834-6081). Notices to the Company must be directed to it at 10889 Wilshire Boulevard, Los Angeles, California 90024, attention of Vice President and Treasurer (fax: 310.443.6661; e-mail: RobertJ_Williams@oxy.com).

SECTION 13.    Parties.

        This Agreement will inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or will be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. This Agreement and all conditions and provisions of this Agreement are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said officers, directors and controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes will be deemed to be a successor by reason merely of such purchase.

SECTION 14.    Governing Law.

        This Agreement and the rights and obligations of the parties created hereby will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, including, without limitation, Section 5- 1401 of the New York General Obligations Law.

[Signature Page Follows]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart of this Agreement, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,
OCCIDENTAL PETROLEUM CORPORATION
By	/s/ Robert J. Williams Robert J. Williams Vice President & Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:
By:	BARCLAYS CAPITAL INC.
By	/s/ Yukari Saegusa Yukari Saegusa Managing Director Authorized Signatory
By:	CITIGROUP GLOBAL MARKETS INC.
By	/s/ Brian D. Bednarski Brian D. Bednarski Managing Director Authorized Signatory
By:	J.P. MORGAN SECURITIES LLC
By	/s/ Stephen L. Sheiner Stephen L. Sheiner Executive Director Authorized Signatory
For themselves and as Representatives of the other Underwriters named in Schedule A.

Signature Page to Occidental Petroleum Corporation Underwriting Agreement

SCHEDULE A

Name of Underwriter	Principal Amount of 2017 Notes	Principal Amount of 2022 Notes
Barclays Capital Inc.	$187,500,000	$135,000,000
Citigroup Global Markets Inc.	$187,500,000	$135,000,000
J.P. Morgan Securities LLC	$187,500,000	$135,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$187,500,000	$135,000,000
Wells Fargo Securities, LLC	$87,500,000	$63,000,000
Mitsubishi UFJ Securities (USA), Inc.	$62,500,000	$45,000,000
RBS Securities Inc.	$62,500,000	$45,000,000
SG Americas Securities, LLC	$62,500,000	$45,000,000
BNP Paribas Securities Corp.	$30,000,000	$21,600,000
BNY Mellon Capital Markets, LLC	$30,000,000	$21,600,000
Credit Suisse Securities (USA) LLC	$30,000,000	$21,600,000
Scotia Capital (USA) Inc.	$30,000,000	$21,600,000
UBS Securities LLC	$30,000,000	$21,600,000
Banco Bilbao Vizcaya Argentaria, S.A.	$25,000,000	$18,000,000
Mizuho Securities USA Inc.	$25,000,000	$18,000,000
Banca IMI S.p.A.	$12,500,000	$9,000,000
Standard Chartered Bank	$12,500,000	$9,000,000
Total	$1,250,000,000	$900,000,000

A-1

SCHEDULE B

Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration No. 333-176308

Occidental Petroleum Corporation

Final Term Sheet

August 15, 2011

$1,250,000,000 1.750% Senior Notes due 2017
$900,000,000 3.125% Senior Notes due 2022

Issuer:	Occidental Petroleum Corporation
Trade Date:	August 15, 2011
Settlement Date:	August 18, 2011 (T+3)
Registration:	Registration Statement No. 333-176308
1.750% Senior Notes due 2017
Principal Amount:	$1,250,000,000
Maturity:	February 15, 2017
Interest Payment Dates:	Semi-annually in arrears on February 15 and August 15, commencing February 15, 2012
Coupon:	1.750% per year, accruing from August 18, 2011
Benchmark Treasury:	1.50% due July 2016
Benchmark Treasury Yield:	0.984%
Spread to Benchmark Treasury:	+95 bps
Yield to Maturity:	1.934%
Initial Price to Public:	99.046% per 2017 note
Make-Whole Call:	At any time at the greater of (i) 100% of the principal amount and (ii) the present value of remaining scheduled payments of principal and interest (excluding interest accrued to the redemption date) discounted at the Adjusted Treasury Rate (as defined in the preliminary prospectus supplement referred to below) plus 15 basis points.

CUSIP / ISIN:	674599CB9 / US674599CB95
3.125% Senior Notes due 2022
Principal Amount:	$900,000,000
Maturity:	February 15, 2022
Interest Payment Dates:	Semi-annually in arrears on February 15 and August 15, commencing February 15, 2012
Coupon:	3.125% per year, accruing from August 18, 2011
Benchmark Treasury:	2.125% due August 2021
Benchmark Treasury Yield:	2.292%
Spread to Benchmark Treasury:	+105 bps
Yield to Maturity:	3.342%
Initial Price to Public:	98.093% per 2022 note
Make-Whole Call; Par Call:	At any time prior to November 15, 2021 at the greater of (i) 100% of the principal amount and (ii) the present value of remaining scheduled payments of principal and interest (excluding interest accrued to the redemption date) discounted at the Adjusted Treasury Rate (as defined in the preliminary prospectus supplement referred to below) plus 20 basis points; At any time on and after November 15, 2021, at 100% of the principal amount, plus accrued and unpaid interest.

CUSIP / ISIN:	674599CC7 / US674599CC78
Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC
Co-Managers:
Banca IMI S.p.A.
Banco Bilbao Vizcaya Argentaria, S.A.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
Credit Suisse Securities (USA) LLC
Mitsubishi UFJ Securities (USA), Inc.
Mizuho Securities USA Inc.
RBS Securities Inc.
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
Standard Chartered Bank
UBS Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, Citigroup Global Markets Inc. toll-free at 1-877-858-5407 or J.P. Morgan Securities LLC collect at 212-834-4533.

This final term sheet supplements, and should be read in conjunction with, Occidental Petroleum Corporation's preliminary prospectus supplement dated August 15, 2011 and accompanying prospectus dated August 15, 2011 and the documents incorporated by reference therein.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE C

Issuer General Use Free Writing Prospectuses

1.
Final Term Sheet Dated August 15, 2011

C-1

QuickLinks

  Exhibit 1.1
OCCIDENTAL PETROLEUM CORPORATION UNDERWRITING AGREEMENT
Occidental Petroleum Corporation
$1,250,000,000 1.750% Senior Notes due 2017 $900,000,000 3.125% Senior Notes due 2022